UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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SONA MOBILE HOLDINGS CORP.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SONA MOBILE HOLDINGS CORP.

_______________________

Notice of Annual Meeting of Stockholders

To Be Held On Monday, November 17, 2008 at 10:00 a.m. (Pacific)

_______________________

The Annual Meeting of Stockholders of Sona Mobile Holdings Corp., a Delaware corporation, will be held at 3773 Howard Hughes Parkway, Suite 500 North, Las Vegas, Nevada 89169 on Monday, November 17, 2008 at 10:00 a.m., Pacific Time, for the following purposes:

1.	To elect five directors.

2.	To ratify the appointment of Meyers Norris Penny LLP as our company’s independent auditor for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

The Board has fixed the close of business on Friday, October 10, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Dated:  October 15, 2008                                                             Kimberly P. Stein, Corporate Secretary

IMPORTANT:

Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed proxy at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly signing, dating, and returning the proxy will save our company the expense and extra work of additional solicitation.  An addressed envelope, for which no postage is required, has been enclosed for that purpose.  Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.  If your stock is held through a broker, bank, or a nominee and you wish to vote at the meeting, you will need to obtain a proxy form from your broker, bank, or a nominee.

SONA MOBILE HOLDINGS CORP.

_________________________

PROXY STATEMENT
_________________________

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, November 17, 2008

_________________________

INFORMATION ABOUT THE MEETING

General

This proxy statement is being furnished to the stockholders of Sona Mobile Holdings Corp., a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting of Stockholders and at any adjournment or adjournments thereof.  The meeting will be held at 3773 Howard Hughes Parkway, Suite 500 North, Las Vegas, Nevada 89169 on Monday, November 17, 2008 at 10:00 A.M., Pacific Time.  The approximate date on which this proxy statement and the accompanying proxy will be mailed to stockholders is October 17, 2008.  Our company’s executive offices are located at 245 Park Avenue, New York, New York 10167.

Record Date and Quorum

Only stockholders of record at the close of business on Friday, October 10, 2008, which we have set as the record date, are entitled to notice of and to vote at the meeting.  On the record date, there were issued and outstanding 57,332,857 shares of our common stock, par value $.01 per share.  Shares of common stock were the only voting securities outstanding on the Record Date.

Voting Securities and Voting Rights

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting.  Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.  Assuming that a quorum is present, the five persons receiving the highest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors; and the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Meyers Norris Penny LLP as the independent auditor of our company for the fiscal year ending December 31, 2008.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present.  The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.  If no specification is indicated, the shares will be voted (1) “for” the election of the nominees for directors set forth in this proxy statement; (2) to ratify the appointment of Meyers Norris Penny LLP as the independent auditor of our company for the fiscal year ending December 31, 2008; and (3) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.

Revocability of Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by delivering to us a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation

We will bear the cost of this solicitation.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners.  Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2007 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or Exchange Act.  The information contained in the “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission, or SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.sonamobile.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 Reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act.  We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the SEC.  Any exhibits listed in the Form 10-KSB report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.  Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of directors may be fixed from time to time by resolution of our Board of Directors.  The Board of Directors has fixed the current number of directors at five.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom currently are directors of our company.  In the event that any of the nominees are unable or decline to serve as directors at the time of the meeting, the proxies will be voted for any nominees designated by the current Board of Directors to fill the vacancies.  It is not expected that any of the nominees will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees named herein.

The following table sets forth certain information regarding the nominees for directors, all of whom are currently directors of our company:
Name of Nominee	Age	Positions
Anthony P. Toohey	46	Director, Chief Executive Officer, and President
Robert P. Levy(1)(2)	77	Chairman of the Board, Director
M. Jeffrey Branman(1)(2)	53	Director
Ian R. James(2)	57	Director
Kimberly P. Stein	36	Director, Vice President - Corporate, and General Counsel, Corporate Secretary

_________________

(1)           Member of the Audit Committee.
(2)           Member of the Compensation and Nominating Committee.

      Anthony Toohey has served as a director of our company since August 29, 2008 and as President and Chief Executive Officer of our company since September 9, 2008.  Mr. Toohey has been for more than five years the Chief Executive Officer, Managing Director, and a director of Ebet Limited, a company listed on the Australian Stock Exchange that develops and markets gaming system products and develops Internet-based gaming and wagering services.

Robert P. Levy has served as Chairman of the Board of Directors of our company since September 4, 2008 and as a director of our company since May 29, 2007.  Mr. Levy has been the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1952.  Mr. Levy has been a director of Penn National Gaming since 1995.  Mr. Levy is also a director of Fasig-Tipton Company, an equine auction company.  Mr. Levy is the past Chairman of the Board of the Atlantic City Racing Association and served as President of the Thoroughbred Racing Association for a two year term from 1989 through 1990.

M. Jeffrey Branman has served as a director of our company since July 6, 2006.  Mr. Branman is a Managing Director of Hilco Consumer Capital LLC, a private equity firm focused on North American consumer products companies and brands.  Prior to joining Hilco in March 2007, Mr. Branman was the President and owner of Interactive Commerce Partners LLC, a provider of financial advisory services to companies in the interactive commerce technology and content, merchandising, and direct marketing businesses.  Mr. Branman founded Interactive Commerce Partners in March 2005.  From April 2000 through March 2005, Mr. Branman served as President and founder of Interactive Technology Partners, a subsidiary of Comcast Corporation, a developer, manager, and operator of broadband cable networks.  Interactive Technology Partners served as financial advisor to Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc., which made venture capital investments in interactive commerce technology and content companies.  Portfolio companies on which Mr. Branman served on the board of directors, included GSI Commerce, Inc. [NASDAQ: GSIC], Commerce Technologies, Inc. and Scene7, Inc.  From March 1996 to February 2000, Mr. Branman was Senior Vice President Corporate Development of Foot Locker, Inc., a retailer of athletic footwear and apparel, and additionally was Chief Executive Officer of FootLocker.com, the internet and direct marketing subsidiary of Foot Locker, Inc., from October 1988 to February 2000.  Mr. Branman currently serves on the board of directors of GSI Commerce.

Ian R. James has served as a director of our company since September 9, 2008.  Mr. James has also been a director of Ebet Limited (ASX: EBT) since May 2007 and was a founding shareholder of Ebet Limited.  Mr. James established his own law firm in July 2005.  Mr. James was a partner in the law firm of Mintor Ellison from January 2001 until July 2005.  Previously, Mr. James was a partner in the law firm of Malleson Stephen Jaques for more than 20 years.

Kimberly P. Stein has served as a director of our company since October 9, 2008, as Vice President - Corporate since September 25, 2008, and as General Counsel since March 1, 2008.  Prior to joining us, Ms. Stein was a partner in the Las Vegas law firm of Flangas McMillan Law Group from July 2007 until February 2008.  Ms. Stein joined the law firm of Flangas McMillan Law Group in January 2004, after being an associate with Jolley, Urga, Wirth & Woodbury, another Las Vegas law firm, which she joined in May of 2003 upon obtaining her law degree.  Prior to entering law school, Ms. Stein had almost ten years experience in the gaming industry.  Ms. Stein worked for various companies, including Mikohn Gaming, Sun International Resorts, Casino Data System, Alliance Bally Gaming and First Interstate Bank of Nevada.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Branman and Levy are independent directors because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors.  Our Board of Directors has established two standing committees: an Audit Committee and a Compensation and Nominating Committee.  The members of our Audit Committee are entirely independent directors.  A majority of the members of our Compensation and Nominating Committee are independent directors.

Our Board of Directors has adopted charters for the Audit Committee and the Compensation and Nominating Committee describing the authority and responsibilities delegated to each committee by the board.  We post on our website at www.sonamobile.com, the charters of our Audit Committee and our Compensation and Nominating Committee.  These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

We regularly schedule executive sessions of our Board of Directors at which independent directors meet without the presence or participation of management.  The Chairman of the Board of Directors presides at such executive sessions.  In his absence, the presiding director of such executive session rotates among the Chairs of the Audit Committee and Compensation and Nominating Committee.

The Board has established a process to receive communications from stockholders.  Stockholders and other interested parties may contact all or any members of the Board of Directors, or the independent directors as a group, any Board committee member, or any chair of any such committee by mail or electronically, at boardofdirectors@sonamobile.com.  Any such communication should be addressed to the Board or any such individual directors or group or committee of directors by either name or title.  If not sent electronically, all such correspondence should be sent to our executive offices at 245 Park Avenue, 39th Floor, New York, New York 10167 to the attention of the Corporate Secretary.

We encourage our directors to attend each annual meeting of stockholders.  To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders.  All of our directors attended our annual meeting of stockholders last year.

Attendance at Committee and Board Meetings

During the fiscal year ended December 31, 2007 the Board held 11 meetings; the Audit Committee held six meetings; and the Compensation and Nominating Committee held six meetings.  All directors attended at least 75% of the aggregate number of meetings of the Board and of all committees of the Board on which that director served during the last full fiscal year.  It is our policy that directors are invited and encouraged to attend each annual meeting of stockholders, and all directors attended last year’s annual meeting of stockholders.

Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor.  The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors.  The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The members of the Audit Committee are M. Jeffrey Branman (Chairman) and Robert P. Levy.  The Board has determined that Mr. Branman qualifies as an ‘‘audit committee financial expert” in accordance with applicable rules.  The Audit Committee held six meetings during fiscal 2007.

Compensation and Nominating Committee

The function of the Compensation and Nominating Committee is to review and recommend the compensation and benefits payable to our officers and directors, review general policy matters relating to employee compensation and benefits, and administer our various stock option plans and other incentive compensation arrangements.  The Committee will also seek to identify individuals qualified to become members of the Board and make recommendations to the Board of nominees to be elected by stockholders or to be appointed to fill vacancies on the Board.  The current members of the Compensation and Nominating Committee are Robert P. Levy (Chairman), M. Jeffrey Branman, and Ian R. James.  The Compensation and Nominating Committee held six meetings during the fiscal year ended December 31, 2007.

In identifying and recommending nominees for positions on the Board, the Compensation and Nominating Committee considers (1) a candidate's judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (2) a candidate's business or other relevant experience; and (3) the extent to which the interplay of the candidate's expertise, skills, knowledge, and experience with that of other members of the Board will build a Board that is effective, collegial, and responsive to our needs.  The Compensation and Nominating Committee will also consider director candidates recommended by stockholders.  In considering candidates submitted by stockholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate, including those set forth above.

Our director nominees, Anthony P. Toohey, Robert P. Levy, M. Jeffrey Branman, Kimberly P. Stein and Ian R. James, were recommended by the Compensation and Nominating Committee and approved by the Board of Directors for election at the meeting.  Mr. Levy was initially recommended as a nominee by our former Chief Executive Officer, Shawn Kreloff.  Mr. Branman was initially recommended as a nominee by a stockholder, Steven L. Martin.  Ms. Stein was and was recommended as a nominee by the other four board members.  Mr. Toohey and Mr. James were appointed to the board pursuant to the terms of the Master Services Agreement executed between our company and Ebet Limited on August 25, 2008, which gave Ebet the right to elect two board members to our Board of Directors.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned for services rendered to us in all capacities during each of the fiscal years indicated by our “named executive officers” during the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(6) ($)	Options Awards(7) ($)	All Other Compensation ($)	Total (4)
Stephen Fellows Chief Financial Officer(1)	2007 2006	163,678 138,948	28,059 —	— 37,333	31,067 12,235	— —	222,803 188,516
Shawn Kreloff Former President and Chief Executive Officer(2)(3)	2007 2006	170,000 159,769	50,000 —	— —	290,844 83,304	— —	510,833 243,073
Lance Yu Former Senior Vice President and Chief Technology Officer(4)	2007 2006	187,060 176,420	— —	— —	— —	9,540(5) 8,997(5)	196,600 185,417
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(1)
Mr. Fellows served as our Vice President-Finance & Corporate Controller from August 2005 until May 2006 when he was appointed as our Chief Financial Officer.  Mr. Fellows was also our Corporate Secretary from July 2006 until September 2008, when Kimberly P. Stein was appointed as Corporate Secretary.

(2)	On August 28, 2006, we entered into an employment agreement with Shawn Kreloff for his services as President and Chief Executive Officer of our company. The employment agreement provided for an annual salary of $170,000, or such higher amount as the Board may determine, and an annual bonus based upon the achievement of targets established by the Board. Pursuant to the employment agreement, following our 2006 annual meeting of stockholders, Mr. Kreloff was granted an option to purchase 3,000,000 shares of common stock. The agreement provided for Mr. Kreloff to receive a severance payment equal to one year’s salary and benefits in the event that he is terminated without Cause (as defined in the employment agreement). In addition, the employment agreement includes a one-year post-employment, non-competition provision if Mr. Kreloff’s employment ends for any reason.
(3)	Mr. Kreloff was appointed Chairman in September 2004 and President and Chief Executive Officer in May 2006. Mr. Kreloff was removed for cause from his position as President and Chief Executive Officer on September 9, 2008; he was replaced as Chairman of the Board on September 4, 2008; and he resigned as a director on October 6, 2008.
(4)	Mr. Yu served as our Senior Vice President and Chief Technology Officer from our inception in November 2003 until September 16, 2008 when he left the employment of our company.
(5)	Represents payment of a vehicle expense allowance.
(6)	The amount of the restricted stock awards is calculated based on the closing market price on the date the restricted stock was granted.
(7)	The option awards amount is calculated using the Black-Scholes valuation method using the variables used by us to determine the gross option value for financial statement reporting purposes pursuant to FAS 123(R). The executive compensation for options is recognized over the service period which has been determined to be the vesting period of the option grants. In 2007, 200,000 options were granted to Mr. Fellows on June 22, 2007 at an exercise price of $0.44 per share, with vesting over four years and an expiration date ten years after the grant date. In 2006, 500,000 and 250,000 options were granted to Mr. Kreloff and Mr. Fellows, respectively, on July 13, 2006 at an exercise price of $0.70 per share, with vesting over three years and an expiration date ten years after the grant date. Also in 2006, 3,000,000 options were granted to Mr. Kreloff on October 2, 2006 at an exercise price of $0.63 per share, with vesting over three years and an expiration date ten years after the grant date.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shawn Kreloff	250,000	-	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Stephen Fellows	50,000	-	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Lance Yu	150,000	-	(1)	n/a	1.60	10/12/2010	n/a	n/a	n/a	n/a
Shawn Kreloff	166,667	333,333	(2)	n/a	0.70	7/13/2016	n/a	n/a	n/a	n/a
Shawn Kreloff	1,000,000	2,000,000	(3)	n/a	0.63	10/2/2016	n/a	n/a	n/a	n/a
Stephen Fellows	166,667	83,333	(4)	n/a	0.70	7/13/2016	n/a	n/a	n/a	n/a
Stephen Fellows	-	200,000	(5)	n/a	0.44	6/22/2017	n/a	n/a	n/a	n/a

(1)
These options were granted on October 13, 2005.  One-third of these options vested immediately on the date of grant; one third vested on September 30, 2006; and the remaining one third vested on September 30, 2007.

(2)
These options were granted on July 13, 2006.  These options vest in three equal annual installments over a three- year period on each anniversary date of the grant with vesting, commencing July 13, 2007 and ending on July 13, 2009.

(3)
These options were granted on October 2, 2006.  These options vest in three equal annual installments over a three year period on each anniversary date of the grant with vesting commencing on October 2, 2007 and ending on October 2, 2009.

(4)
These options were granted on July 13, 2006.  One-third of these options vested on the date of grant, and two-third of these options vest in two equal annual installments over a two-year period on the anniversary date commencing July 13, 2007 and ending July 13, 2008.

(5)
These options were granted on June 22, 2007.  These options will vest in four equal annual installments over a four-year period on each anniversary date of the grant with vesting commencing on June 22, 2008, and ending on June 22, 2011.

Adverse Proceedings

We are not aware of any legal proceedings in which any director, officer, or affiliate of our company, any beneficial owner of record of more than five percent of any class of voting securities of our company, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to us.

Certain Related Party Transactions

        In January 2006, we entered into a strategic alliance licensing and distribution agreement with Shuffle Master, Inc. under which we agreed to develop certain wireless gaming technology for Shuffle Master.  Pursuant to this agreement, Shuffle Master’s game content was to be offered exclusively for mobile gaming on our Wireless Gaming System.  We were entitled to receive 40% of the gross revenue received by Shuffle Master from worldwide sales of wireless ‘‘casino’’ gaming applications to customers of, or sourced by, Shuffle Master and 45% of the gross revenues received by Shuffle Master from worldwide sales of wireless ‘‘casino’’ gaming applications to customers sourced by us.  In addition, all capital outlay for infrastructure and support, including the installation, integration, mobilization, and servicing of the Wireless Gaming System was to be incurred by us.  Shuffle Master beneficially owns 8.2% of our common stock, and Paul Meyer, the president of Shuffle Master, served on the Board from March 28, 2006 until June 12, 2007.

The licensing agreement was amended and restated in its entirety, as was a Master Services Agreement, effective February 28, 2007.  Under the terms of the amended agreements, both we and Shuffle Master are permitted to distribute, market, and sell the Casino On Demand Wireless Gaming System to gaming venues worldwide. Additionally, we have been granted a non-exclusive worldwide license to offer Shuffle Master's proprietary table game content on the platform, and we have granted Shuffle Master a non-exclusive worldwide license to certain of our wireless platform software and enhancements that support the integration and mobilization of casino gaming applications into in-casino wireless gaming delivery systems.  Under the amended agreements, revenue is split on a net revenue basis and shared on a 70%-30% basis, with the larger percentage going to the party having received the revenues.  Also, in connection with certain transactions with non-casino third parties, we and Shuffle Master will share initial up-front payments 60%-40% and future consideration received 40%-60%.

On July 17, 2006, we entered into a Mutual Separation Agreement and a Consulting Agreement with John Bush in connection with his resignation as Chief Executive Officer of our company.  Pursuant to the terms of the Mutual Separation Agreement, Mr. Bush was entitled to receive $150,000 as severance pay and CAN$65,057.87 subject to all applicable withholding taxes, representing previously earned but unpaid compensation.  Mr. Bush was also entitled to reimbursement for accrued but unused vacation days with respect to calendar year 2005 and would receive medical insurance through May 31, 2007.  The Mutual Separation Agreement contained a non-competition and non-solicitation provision for the term of the agreement.  In consideration for the foregoing, Mr. Bush provided us with a general release of claims.  The Mutual Separation Agreement contained certain termination rights for both us and Mr. Bush and further provided that any termination under the Mutual Separation Agreement would automatically terminate the Consulting Agreement.

Pursuant to the terms of the Consulting Agreement, Mr. Bush, among other things, was engaged to develop and service the financial services and corporate enterprise solutions markets for our products and services.  The term of the agreement was for a period of one year commencing on June 1, 2006, subject to extension and early termination provisions after December 31, 2006.  The Consulting Agreement contained representations and warranties and a non-competition and non-solicitation provision during the term of the agreement.  In consideration for the services provided by Mr. Bush, he was entitled to receive a consulting fee equal to $7,500 per month.  In addition to the monthly consulting fee, Mr. Bush was entitled to commissions on the sales of our products and services to customers.  The Consulting Agreement contained certain termination rights for both us and Mr. Bush, and further provided that any termination under the Consulting Agreement would automatically terminate the Mutual Separation Agreement.  The Consulting Agreement was terminated effective December 31, 2006.  Under the Consulting Agreement, a total of $52,500 was paid to Mr. Bush for the period from June 1, 2006, through December 31, 2006.

DIRECTOR COMPENSATION

Our compensation plan for directors provides for each of our non-employee directors to receive a quarterly payment of $1,250, plus $250, together with reimbursement for actual out-of-pocket expenses, for each Board meeting attended in person and $125 for each Board meeting attended telephonically.  Each independent director also receives a grant of 40,000 shares of restricted stock immediately upon his or her election or appointment to the Board (with 20,000 shares to vest immediately and 20,000 to vest on the first anniversary of such person’s election to the Board).  Further, each non-employee director receives an annual option to purchase such number of shares of common stock having a value equal to approximately $40,000, with the number of shares determined based upon the trading price of the common stock on the date of grant, which option will vest in equal quarterly installments over a one-year period and will be exercisable for a period of ten years from the date of grant or within two years after the director ceases to serve as a director, whichever is earlier.

In addition, the Chairmen of the Audit Committee and the Compensation and Nominating Committee each receive an annual fee of $1,000 payable in equal quarterly installments.  Each member of the Audit Committee and the Compensation and Nominating Committee receives $250, together with reimbursement for actual out-of-pocket expenses, for each committee meeting attended in person and $125 for each committee meeting attended telephonically, unless the committee meeting immediately precedes or follows a Board meeting, in which event they will receive $150 for attending the committee meeting in person and $75 if they attend the committee meeting telephonically.  In addition, any Chairman of the Audit Committee who is also designated as an audit committee "financial expert" will receive a grant of 60,000 shares of restricted stock immediately upon his or her election or appointment to the Board (of which 30,000 shares will vest immediately and 30,000 will vest on the first anniversary of such person’s appointment).

The following table provides certain summary information concerning the compensation earned by all persons who served as our directors during 2007 (other than Mr. Kreloff, who earned no compensation for his service as a director) for services rendered to us during the fiscal year ended December 31, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Options Awards(3) ($)	All Other Compensation ($)	Total ($)
M. Jeffrey Branman	8,900	-	14,530	-	23,430
Robert P. Levy	5,028	20,000	15,008	-	40,036
Michael Fields(4)	3,650	-	-	-	3,650
Paul C. Meyer(4)	3,778	-	-	-	3,778
_____________

(1)
Consists of fees earned as director fees, including annual board member and committee chairmen fees plus fees paid for Board meeting and committee meeting attendance as per the compensation plan for directors.

(2)	Restricted shares granted to directors vest 50% on the date of grant and 50% on the first anniversary of appointment to the Board and are valued above or at the market price on the date of the grant.
(3)	M. Jeffery Branman and Robert P. Levy were granted stock options to purchase 100,000 shares and 75,000 shares, respectively, during fiscal 2007 under the Compensation Plan for Directors for an aggregate of 175,000 stock options, all where outstanding as at the end of fiscal 2007. The option awards amount above is calculated using the Black-Scholes valuation method using the variables used by us to determine the gross option value for financial statement reporting purposes pursuant to FAS 123(R). These options will vest in equal quarterly installments over a one-year period on the three, six, nine, and twelve month anniversaries of the grant date.
(4)	Michael Fields and Paul C. Meyer resigned as directors on August 8, 2007 and June 12, 2007, respectively.

The directors voluntarily have not taken any cash compensation since January 1, 2008.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee has appointed Meyers Norris Penny LLP to audit the financial statements of our company for the fiscal year ending December 31, 2008 and recommends that stockholders vote in favor of the ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  We anticipate that representatives of Meyers Norris Penny LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by Meyers Norris Penny LLP is compatible with maintaining Meyers Norris Penny LLP‘s independence.

Fees

The aggregate fees billed to our company by Meyers Norris Penny LLP, for the fiscal years ended December 31, 2006 and 2007, are as follows:

	2006	2007
Audit Fees(1)	$ 78,003	$ 83,816
Audit-Related Fees(2)	28,442	7,069
Tax Fees(2)	16,733	18,238
All Other Fees	0	0
Total Fees	$123,178	$109,123
________

(1)	Audit fees were for services in connection with the audit of our annual financial statement and the review of our quarterly financial statements.

(2)	Fees were for services in connection with a registration statement filed by us with the SEC and attendance to annual meetings of shareholders.

Horwath Orenstein LLP (“Horwath”) audited our financial statements for the years ended December 31, 2003 and 2004.  As a result of the merger (which transaction was consummated on April 19, 2005) between our predecessor and PerfectData Acquisition Corporation, a wholly owned merger subsidiary of PerfectData Corporation, Horwath became our auditor of record.  Their audit reports for the fiscal year ended December 31, 2007 appears in our annual report filed on Form 10-KSB with the SEC on March 31, 2008.

On June 3, 2008, Canadian accounting and professional services firms Meyers Norris Penny LLP and Horwath Orenstein LLP announced an agreement to merge in July 2008.  Meyers Norris Penny LLP and Horwath Orenstein LLP were merged effective July 1, 2008 and are carrying on business as Meyers Norris Penny LLP.  As a result of the merger, Horwath Orenstein LLP resigned as our independent auditor.  Steps have been taken to ensure “old” Horwath Orenstein LLP will be able to provide re-issued reports if necessary and consents in any securities filings.

Audit Committee Pre-Approval Policies

The duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor.  Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee.  Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval.  The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting.  The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

We require that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

AUDIT COMMITTEE REPORT

The Audit Committee was established to meet with management and our independent auditor to determine the adequacy of internal controls and other financial reporting matters.  The primary responsibility of the committee is to oversee our financial reporting process on behalf of the Board and report the results of its activities to the Board and, where required or deemed appropriate, to the stockholders.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2007 and met with our Chief Financial Officer to discuss such audited financial statements.  The Committee discussed with our independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T.  The Audit Committee has discussed with the independent auditor, its independence from our company and management.  Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board that our audited financial statements for the fiscal year ended December 31, 2007 be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC on March 31, 2008.

M. Jeffrey Branman
Robert P. Levy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock with the SEC.  Such executive officers, directors, and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.  Based solely upon our review of copies of such forms we have received, and other information available to us, to the best of our knowledge, all Section 16(a) filings were filed on a timely basis during the fiscal year ended December 31, 2007 up to the present time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the record date, October 10, 2008, certain information regarding the beneficial ownership of our common stock by the following:
●	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our directors:
●	each executive named in the Summary Compensation Table above: and
●	all of our current directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of the common stock owned by them.  All information concerning the individual shareholders’ respective beneficial ownership has been furnished to us by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Common Stock Beneficially Owned(2)
Anthony P. Toohey c/o Sona Mobile Holdings Corp. 245 Park Avenue, 39th Floor New York, NY 10167	*	*
Robert P. Levy 200 W. Montgomery Avenue Ardmore, PA 19003	190,000(3)(4)	*
M. Jeffrey Branman 935 First Avenue King of Prussia, PA 19406	475,000(4)(5)	*
Ian R. James c/o Sona Mobile Holdings Corp. 245 Park Avenue, 39th Floor New York, NY 10167	*	*
Stephen Fellows c/o Sona Mobile Holdings Corp. 366 Bay Street, Suite 600 Toronto, Ontario M5H 4B2	408,333(7)	*
Kimberly P. Stein c/o Sona Mobile Holdings Corp. 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169	*	*
All directors and officers as a group (Six)	1,073,333(7)	1.8%
Shuffle Master, Inc. 1106 Palms Airport Drive Las Vegas, NV 89119	4,807,692(8)	8.3%
Steven L. Martin c/o Slater Asset Management, LLC 825 Third Avenue, 33rd Floor New York, NY 10022	4,879,675(9)	8.4%
John Bush 19 Farmcrest Court Nobleton, ON L0G 1N0, Canada	4,883,577(10)	8.5%
Shawn Kreloff(11) 14 Pine Road Morris, CT, 06763	2,804,911(11)	4.9%
Lance Yu(12) 5 Moses Crescent Markham, ON L6C 1S5	1,328,734(12)	2.3%
_________________

*           Less than 1%.

(1)
Shares of common stock that an individual or group has a right to acquire within 60 days after October 10, 2008 pursuant to the exercise of options, warrants, or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

(2)	As of the record date, October 10, 2008, there were 57,332,857 shares of our common stock outstanding.
(3)	Includes 40,000 shares issued to Mr. Levy upon his appointment to the Board on May 29, 2007, of which 20,000 shares vested immediately and 20,000 shares vested one year from the date of grant.
(4)	Includes 150,000 and 255,000 shares issuable upon the exercise of stock options to Mr. Levy and Mr. Branman, respectively.
(5)
Includes 100,000 shares issued to Mr. Branman on July 6, 2006 upon his appointments to the Board and as chairman of the Audit Committee, of which 50,000 shares vested immediately and 50,000 shares which vested one year from the date of grant, as well as 30,000 shares issuable upon the exercise of five-year warrants.

(6)	Includes 350,000 shares issuable upon the exercise of stock options.
(7)	Includes 755,000 shares issuable upon the exercise of stock options granted to these directors and officers and 30,000 shares issuable upon the exercise of five-year warrants.
(8)
Based on information contained in a Schedule 13G filed by Shuffle Master Inc. on February 5, 2008. Includes 833,333 shares issuable upon the exercise of warrants.  Dr. Mark L. Yoseloff and Messrs. Garry W. Saunders, Louis Castle, John R. Bailey and Phillip Peckman are all members of Shuffle Master, Inc.’s Board of Directors and, as such, have shared voting and investment control over these securities.  The named individuals disclaim beneficial ownership of these securities.

(9)
Based on information contained in a Schedule 13G/A filed by Slater Capital management LLC on February 15, 2008.  Includes shares owned directly by Mr. Martin (333,333) as well as shares he is deemed to beneficially own through his wife (8,000), through his two sons (278,085), through his IRA (152,400) and through his wife’s IRA (76,200).  The total also includes 1,051,057 shares underlying warrants held by Mr. Martin, certain of the entities mentioned in this footnote and his wife’s IRA.  Mr. Martin also has voting and investment control over shares owned by Slater Equity Partners, L.P. (1,495,700), Slater Equity Partner’s Offshore Fund Ltd. (832,500) and Slater Capital Partners LP (652,400) by virtue of the fact that he is the Manager and controlling owner of Slater Asset Management, L.L.C. (SAM) and Slater Capital Management, L.L.C. (SCM).  SAM is the general partner of investment limited partnerships of which SCM is the investment advisor, including Slater Equity Partners, L.P.  SCM is also the investment advisor to Slater Equity Partners Offshore Fund Ltd.  Mr. Branman, a director of the Company, is a limited partner in Slater Equity Partners, L.P. and does not have an operating role.

(10)	Includes 80,202 shares Mr. Bush is deemed to beneficially own through his wife.
(11)
Mr. Kreloff was the Chief Executive Officer of our company until September 9, 2008.  He had previously been placed on administrative leave by the Board of Directors on July 16, 2008.  Mr. Kreloff was a director of the Company, until October 6, 2008 when he resigned as a director.  Mr. Kreloff’s beneficial ownership of shares total includes 41,666 shares issuable upon the exercise of five-year warrants.

(12)
Mr. Yu was Chief Technology Officer of the Company until September 17, 2008.  Mr. Yu’s beneficial ownership of shares total includes 150,000 shares issuable upon the exercise of stock options which will expire on November 16, 2008, 60 days after the date he left the company on September 17, 2008.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2008 must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting.  Under our bylaws, stockholders must follow certain procedures to nominate persons for election as directors or to introduce an item of business at our annual meeting of stockholders.  To be timely under these procedures, notice of such nomination or business related to our annual meeting of stockholders in 2009 must comply with the requirements in our bylaws and must be received by us (1) no earlier than the close of business on the 120th day prior to the first anniversary of this meeting or later than the 90th day prior to the first anniversary to this meeting or (2) if the meeting in 2009 is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the date the later of the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made public by us.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2009, except in circumstances where (1) we receive notice of the proposed matter no later than 30 days before the first year anniversary of the date this proxy statement, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

October 15, 2008

SONA MOBILE HOLDINGS CORP.

P R O X Y

FOR ANNUAL MEETING OF THE STOCKHOLDERS

MONDAY, NOVEMBER 17, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Sona Mobile Holdings Corp., a Delaware corporation (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated October 15, 2008, and hereby appoints Anthony P. Toohey, Stephen Fellows, and Kimberly P. Stein, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held at 3773 Howard Hughes Parkway, Suite 500 North, Las Vegas, NV 89169 on Monday, November 17, 2008 at 10:00 A.M., Pacific Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there presently present, on the matters set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated:

1.    ELECTION OF DIRECTORS: Anthony P. Toohey, Robert P. Levy, M. Jeffrey Branman, Ian R. James Kimberly P. Stein

FOR election of all nominees	☐
WITHHOLD vote from all nominees	☐
FOR all nominees,	☐
EXCEPT for nominee(s) listed below from whom vote is withheld.

__________________________________________

2.    Approval of the appointment of Meyers Norris Penny LLP as our auditors for the fiscal year ending December 31, 2008.

FOR  ☐   AGAINST  ☐   ABSTAIN  ☐

(Continued, and to be signed, on the Reverse Side)

FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2.
Dated:                                                      , 2008

                                        _________________________________
Signature of Stockholder

                                        _________________________________
Signature of Stockholder

NOTE:  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.